Exhibit 11.2


                          INDEPENDENT AUDITORS' CONSENT



   The Board of Directors and Shareholders
   Concorde Value Fund, Inc.:

   We consent to the use of our report dated November 4, 1996, with respect to the statement of changes in net assets for the year ended September 30, 1996 and the financial highlights for each of the years in the four-year period ended September 30, 1996, of Concorde Value Fund, Inc., in the Statement of Additional Information and the reference to our firm under the heading "Financial Highlights" in the Prospectus, included in the Concorde Funds, Inc. Form N-1A dated January 30, 1998.


                                 KPMG Peat Marwick LLP

   Dallas, Texas
   January 30, 1998



                          INDEPENDENT AUDITORS' CONSENT



   The Board of Directors and Shareholders
   Concorde Income Fund, Inc.:

   We consent to the use of our report dated November 4, 1996, with respect to the statement of changes in net assets and the financial highlights of Concorde Income Fund, Inc. for the period January 22, 1996 (inception) through September 30 1996, in the Statement of Additional Information and the reference to our firm under the heading "Financial Highlights" in the Prospectus, included in the Concorde Funds, Inc. Form N-1A dated January 30, 1998.



                                 KPMG Peat Marwick LLP

   Dallas, Texas
   January 30, 1998